Exhibit 99.1

Intapp Announces Second Quarter Fiscal Year 2024 Financial Results

•
Second quarter SaaS and support revenue of $77.1 million, up 25% year-over-year
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Second quarter total revenue of $103.9 million, up 23% year-over-year
•
Cloud annual recurring revenue (ARR) of $256.1 million, up 34% year-over-year

PALO ALTO, Calif., Feb. 6, 2024 – Intapp, Inc. (NASDAQ: INTA), a leading provider of cloud software for the global professional and financial services industry, announced financial results for its second quarter ended December 31, 2023. Intapp also provided its outlook for the third quarter and updated outlook for the full fiscal year of 2024.

“We are pleased to report solid second quarter performance, built on the addition of new clients, the expansion of existing client accounts, and the market’s appetite for cloud transformation,” said John Hall, CEO of Intapp. “We’re excited about our continued AI innovation and new features that we’ll be sharing with the market and at our inaugural investor day in February.”

Second Quarter of Fiscal Year 2024 Financial Highlights

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SaaS and support revenue was $77.1 million, a 25% year-over-year increase compared to the second quarter of fiscal year 2023.
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Total revenue was $103.9 million, a 23% year-over-year increase compared to the second quarter of fiscal year 2023.
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Cloud ARR was $256.1 million as of December 31, 2023, a 34% year-over-year increase compared to Cloud ARR as of December 31, 2022. Cloud ARR represented 70% of total ARR as of December 31, 2023, compared to 64% as of December 31, 2022.
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Total ARR was $365.0 million as of December 31, 2023, a 21% year-over-year increase compared to total ARR as of December 31, 2022.
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GAAP operating loss was $(11.1) million, compared to a GAAP operating loss of $(19.4) million in the second quarter of fiscal year 2023.
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Non-GAAP operating profit was $7.6 million, compared to a non-GAAP operating profit of $2.8 million in the second quarter of fiscal year 2023.
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GAAP net loss was $(9.2) million, compared to a GAAP net loss of $(19.8) million in the second quarter of fiscal year 2023.
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Non-GAAP net income was $8.8 million, compared to a non-GAAP net income of $2.2 million in the second quarter of fiscal year 2023.
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GAAP net loss per share was $(0.13), compared to a GAAP net loss per share of $(0.31) in the second quarter of fiscal year 2023.
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Non-GAAP diluted net income per share was $0.11, compared to a non-GAAP diluted net income per share of $0.03 in the second quarter of fiscal year 2023.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $166.4 million as of December 31, 2023, compared to $130.4 million as of June 30, 2023.
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For the six months ended December 31, 2023, cash provided by operating activities was $23.6 million, compared to cash provided by operating activities of $13.3 million for the six months ended December 31, 2022.

Business Highlights

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As of December 31, 2023, we served more than 2,400 clients, 649 of which each with contracts greater than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ net revenue retention rate as of December 31, 2023 was 115%, which is within our expected range of 113% to 117%.
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We continued to add new clients and expand existing accounts including private equity firm Beringer Capital; sovereign wealth fund Indonesia Investment Authority; and law firms Howard Kennedy, IBB Law, and McCabes Lawyers.
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We won two awards for DealCloud: Enterprise Product of the Year – All Other Software at the Best in Biz Awards and Best Data Provider – Overall at the Private Equity Wire U.S. Awards 2023.
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We made our solutions available in the Microsoft Azure Marketplace, an online market for solutions and services certified to run on Azure.
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We launched the Rainmaker Genome Project, a seminal research study on successful business development practices and Activator behaviors in the professional and financial services industry conducted in partnership with DCM Insights.
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We announced that Intapp senior management will host its inaugural Investor Day on February 22, 2024 in New York City and via webcast.

Third Quarter and Full Fiscal Year 2024 Outlook

Fiscal 2024 Outlook
	Third Quarter	Fiscal Year
SaaS and support revenue (in millions)	$80.0 - $81.0	$312.0 - $316.0
Total revenue (in millions)	$107.5 - $108.5	$422.5 - $426.5
Non-GAAP operating profit (in millions)	$6.0 - $7.0	$27.0 - $31.0
Non-GAAP diluted net income per share	$0.06 - $0.08	$0.31 - $0.35

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating profit,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating profit and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Tuesday, February 6, 2024, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,400 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full fiscal year 2024, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, lease modification and impairment, change in fair value of contingent consideration, transaction costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenues
SaaS and support	$77,109	$61,605	$150,170	$118,418
Subscription license	14,143	10,979	28,046	23,227
Total recurring revenues	91,252	72,584	178,216	141,645
Professional services	12,681	12,108	27,292	22,585
Total revenues	103,933	84,692	205,508	164,230
Cost of revenues
SaaS and support	14,416	12,456	28,829	24,854
Total cost of recurring revenues	14,416	12,456	28,829	24,854
Professional services	16,353	14,329	33,513	27,265
Total cost of revenues	30,769	26,785	62,342	52,119
Gross profit	73,164	57,907	143,166	112,111
Gross margin	70.4%	68.4%	69.7%	68.3%
Operating expenses:
Research and development	27,981	23,392	56,477	43,071
Sales and marketing	35,269	33,538	69,688	64,850
General and administrative	20,996	20,753	42,048	41,163
Lease modification and impairment	—	(348)	—	1,601
Total operating expenses	84,246	77,335	168,213	150,685
Operating loss	(11,082)	(19,428)	(25,047)	(38,574)
Interest and other income (expense), net	2,057	140	1,114	(583)
Net loss before income taxes	(9,025)	(19,288)	(23,933)	(39,157)
Income tax expense	(188)	(466)	(601)	(651)
Net loss	$(9,213)	$(19,754)	$(24,534)	$(39,808)
Net loss per share, basic and diluted	$(0.13)	$(0.31)	$(0.35)	$(0.63)
Weighted-average shares used to compute net loss per share, basic and diluted	70,521	63,287	69,729	63,076

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$166,357	$130,377
Restricted cash	200	808
Accounts receivable, net	78,969	92,973
Unbilled receivables, net	16,435	10,661
Other receivables, net	1,524	878
Prepaid expenses	8,028	7,335
Deferred commissions, current	12,585	11,807
Total current assets	284,098	254,839
Property and equipment, net	17,311	16,366
Operating lease right-of-use assets	15,378	17,180
Goodwill	278,955	278,890
Intangible assets, net	37,938	43,257
Deferred commissions, noncurrent	16,819	16,529
Other assets	3,029	1,846
Total assets	$653,528	$628,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,559	$6,018
Accrued compensation	31,622	39,761
Accrued expenses	12,546	11,626
Deferred revenue, net	195,513	191,042
Other current liabilities	8,903	10,902
Total current liabilities	259,143	259,349
Deferred tax liabilities	1,205	1,422
Deferred revenue, noncurrent	1,721	1,355
Operating lease liabilities, noncurrent	14,663	16,195
Other liabilities	5,139	9,378
Total liabilities	281,871	287,699
Stockholders’ equity:
Common stock	72	69
Additional paid-in capital	852,558	797,639
Accumulated other comprehensive loss	(1,278)	(1,339)
Accumulated deficit	(479,695)	(455,161)
Total stockholders’ equity	371,657	341,208
Total liabilities and stockholders’ equity	$653,528	$628,907

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net loss	$(9,213)	$(19,754)	$(24,534)	$(39,808)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,975	3,621	7,984	7,737
Amortization of operating lease right-of-use assets	1,152	1,131	2,282	2,404
Accounts receivable allowances	803	518	1,228	676
Stock-based compensation	16,508	20,268	35,265	36,036
Lease modification and impairment	—	(348)	—	1,601
Change in fair value of contingent consideration	(784)	(85)	(2,215)	(232)
Deferred income taxes	(104)	(146)	(217)	(304)
Other	39	39	77	77
Changes in operating assets and liabilities:
Accounts receivable	(10,902)	(16,754)	12,570	(1,514)
Unbilled receivables, current	(1,888)	(192)	(5,774)	(2,390)
Prepaid expenses and other assets	(446)	2,336	(1,788)	1,029
Deferred commissions	(1,189)	(1,162)	(1,068)	(1,556)
Accounts payable and accrued liabilities	9,760	7,733	(1,517)	(8,094)
Deferred revenue, net	4,615	11,661	4,837	18,773
Operating lease liabilities	(768)	(986)	(2,339)	(3,123)
Other liabilities	477	2,252	(1,144)	2,035
Net cash provided by operating activities	12,035	10,132	23,647	13,347
Cash Flows from Investing Activities:
Purchases of property and equipment	(213)	(30)	(1,354)	(1,698)
Capitalized internal-use software costs	(1,592)	(1,431)	(3,453)	(2,697)
Net cash used in investing activities	(1,805)	(1,461)	(4,807)	(4,395)
Cash Flows from Financing Activities:
Payments for deferred offering costs	(148)	—	(781)	—
Proceeds from stock option exercises	15,612	3,451	17,936	4,480
Proceeds from employee stock purchase plan	1,725	1,241	1,725	1,241
Payments related to tax withholding for vested equity awards	—	(3,447)	—	(4,948)
Payments of deferred contingent consideration and holdback associated with acquisitions	(2,551)	(1,816)	(2,551)	(11,115)
Net cash provided by (used in) financing activities	14,638	(571)	16,329	(10,342)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(58)	617	203	(351)
Net increase (decrease) in cash, cash equivalents and restricted cash	24,810	8,717	35,372	(1,741)
Cash, cash equivalents and restricted cash - beginning of period	141,747	43,853	131,185	54,311
Cash, cash equivalents and restricted cash - end of period	$166,557	$52,570	$166,557	$52,570

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
GAAP gross profit	$73,164	$57,907	$143,166	$112,111
Adjusted to exclude the following:
Stock-based compensation	2,018	1,691	3,892	2,724
Amortization of intangible assets	1,055	917	2,110	2,413
Non-GAAP gross profit	$76,237	$60,515	$149,168	$117,248
Non-GAAP gross margin	73.4%	71.5%	72.6%	71.4%

Non-GAAP Operating Expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
GAAP research and development	$27,981	$23,392	$56,477	$43,071
Stock-based compensation	(4,468)	(4,646)	(9,114)	(6,780)
Non-GAAP research and development	$23,513	$18,746	$47,363	$36,291

GAAP sales and marketing	$35,269	$33,538	$69,688	$64,850
Stock-based compensation	(4,888)	(6,352)	(10,227)	(12,105)
Amortization of intangible assets	(1,396)	(1,467)	(2,883)	(2,931)
Non-GAAP sales and marketing	$28,985	$25,719	$56,578	$49,814

GAAP general and administrative	$20,996	$20,753	$42,048	$41,163
Stock-based compensation	(5,134)	(7,579)	(12,032)	(14,427)
Amortization of intangible assets	(163)	(122)	(326)	(243)
Change in fair value of contingent consideration	784	232	2,215	232
Transaction costs (1)	(350)	(42)	(678)	(201)
Non-GAAP general and administrative	$16,133	$13,242	$31,227	$26,524

Non-GAAP Operating Profit

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
GAAP operating loss	$(11,082)	$(19,428)	$(25,047)	$(38,574)
Adjusted to exclude the following:
Stock-based compensation	16,508	20,268	35,265	36,036
Amortization of intangible assets	2,614	2,506	5,319	5,587
Lease modification and impairment	—	(348)	—	1,601
Change in fair value of contingent consideration	(784)	(232)	(2,215)	(232)
Transaction costs (1)	350	42	678	201
Non-GAAP operating profit	$7,606	$2,808	$14,000	$4,619

Non-GAAP Net Income

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
GAAP net loss	$(9,213)	$(19,754)	$(24,534)	$(39,808)
Adjusted to exclude the following:
Stock-based compensation	16,508	20,268	35,265	36,036
Amortization of intangible assets	2,614	2,506	5,319	5,587
Lease modification and impairment	—	(348)	—	1,601
Change in fair value of contingent consideration	(784)	(232)	(2,215)	(232)
Transaction costs (1)	350	42	678	201
Income tax effect of non-GAAP adjustments	(710)	(244)	(1,125)	(481)
Non-GAAP net income	$8,765	$2,238	$13,388	$2,904

GAAP net loss per share, basic and diluted	$(0.13)	$(0.31)	$(0.35)	$(0.63)
Non-GAAP net income per share, diluted	$0.11	$0.03	$0.17	$0.04

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	70,521	63,287	69,729	63,076
Weighted-average shares used to compute non-GAAP net income per share, diluted	80,285	72,067	79,926	70,080

(1)
Consists of acquisition-related transaction costs and costs related to certain non-capitalized offering-related expenses.